UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 601
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

EV Pass Acquisition

Equity Exchange

On April 3, 2013 (the “Closing Date”), Car Charging Group, Inc. (the “Company”) closed on the acquisition of EV Pass, LLC, a New York limited liability company (“EV Pass”), pursuant to an equity exchange agreement (the “Exchange Agreement”) dated February 19, 2013, by and among the Company, EV Pass, and Synapse Sustainability Trust, Inc., a New York non-profit corporation (“Synapse”) pursuant to which the Company acquired from Synapse (i) all of the outstanding membership interests in EV Pass;  (ii) the right to operate, maintain and receive revenue from 68 charging stations located throughout Central New York State (“CNY”); and (iii) title to the registered trademark “EV Pass” in exchange for 671,141 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) and $100,000 to Synapse, of which $25,000 was paid on the Closing Date and $75,000 was issued in the form of a promissory note (the “Promissory Note”), (the “Equity Exchange”). The Promissory Note does not bear interest and is payable in three installment payments of $25,000 on each subsequent three month anniversary of the Closing Date.

The foregoing description of the terms of the Exchange Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 2.1 and 10.1 to this Current Report on Form 8-K (this “Report”).

Revenue Sharing Agreement

On the Closing Date, the parties also executed a revenue sharing agreement wherein the Company agreed to pay Synapse 3.6% of the net revenues earned from all current and future charging units installed at any of the 68 EV charging stations in CNY (the “Revenue Sharing Agreement”).

The foregoing description of the terms of the Revenue Sharing Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement filed as Exhibit 10.2 to this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Equity Exchange is incorporated herein by reference in its entirety.

On April 3, 2013, the Company acquired EV Pass, and EV Pass became a wholly-owned subsidiary of the Company. The Company will administer the pending NYSERDA grant awarded to EV Pass, which includes installing and operating EV charging stations throughout Upstate New York.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report, which disclosure is incorporated herein by reference.

The Company issued the Exchange Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2013, in connection with the Equity Exchange, the board of directors (the “Board”) of the Company appointed Eckardt C. Beck as a member of the Board.

Eckardt C. Beck, 69, currently serves on the Executive Committee of 3GI Terminals, LLC, an intermodal infrastructure company committed to advancing global opportunities for importing and exporting goods.  For the period of 2002 – 2012, Mr. Beck served as managing partner of Synapse Partners, LLC, a company founded by Mr. Beck.  Synapse Partners LLC includes two operating businesses: Synapse Services LLC, and Synapse Risk Management LLC; and is a wholesale excess line brokerage firm doing business in 43 states.  In 2003, Mr. Beck founded, and is currently the Executive Director of, the Synapse Sustainability Trust, a community based not-for-profit community based organization whose stated mission includes the lessening of burdens on government/education institutions, fostering public awareness and participation in sustainable environmental initiatives and providing technical assistance to local government, educational, and community stakeholders.  Mr. Beck holds a bachelor’s degree in Business and Industrial Communications from Emerson College and a master’s degree in Public Administration from New York University.

Based on Mr. Beck’s experience, qualifications, skills and managerial experience gained as an executive of diverse businesses in various sectors of the economy, the Company has deemed Mr. Beck fit to serve as a Director on the Board.

Family Relationships

No family relationship has ever existed between Mr. Beck and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreements

In conjunction with the appointment, the Company entered into a director agreement (the “Director Agreement”) with Mr. Beck for an initial term of three years. Every year that he is a member of the Board, Mr. Beck will receive five-year options to purchase 12,000 shares at an exercise price equal to $0.01 above the closing price on the date of grant, which will vest two years following the grant date. For every board meeting he attends, Mr. Beck will receive five-year options to purchase 5,000 shares at an exercise price equal to $0.01 above the closing price on the date of grant, which will vest two years following the grant date, and $1,500. Additionally, should Mr. Beck become chairman of any Board committee, he will receive $1,500 for every committee meeting attended. Upon the execution of the Director Agreement, Mr. Beck received 50,000 shares of the Company restricted Common Stock (the “Beck Shares”).

The foregoing description of the terms of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement filed as Exhibit 10.3 to this Report.

Item 8.01	Other Events.

On April 16, 2013, the Company issued a press release announcing the acquisition of EV Pass, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Equity Exchange Agreement, dated February 19, 2013, by and among Car Charging Group, Inc., EV Pass, LLC, and Synapse Sustainability Trust, Inc.
10.1	Form of Promissory Note.
10.2	Revenue Sharing Agreement, dated April 2, 103, by and among Car Charging Group, Inc., EV Pass Holdings, LLC, and Synapse Sustainability Trust, Inc.
10.3	Director Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2013

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer